Exhibit 23.1

PricewaterhouseCoopers
Accountants N.V.
Fascinatio Boulevard 350
3065 WB Rotterdam
P.O. Box 8800
3009 AV Rotterdam
Private and Confidential	The Netherlands
AerCap Holdings N.V.	Telephone +31 (0) 10 407 55 00
Attn. the Board of Directors	Facsimile +31 (0) 10 456 43 33
Stationsplein 965	www.pwc.com/nl
1117 CE Schiphol Airport

April 1, 2010

Reference: FG-e0160928u-brf

Subject: Consent letter for AerCap Holdings N.V.

Dear Sirs,

Enclosed is our manually signed consent relating to the incorporation by reference in the Registration Statement Form S-8 of our report dated March 15, 2010 to the financial statements, and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2009.

Our manually signed consent and report serve to authorise the use of our name on our consent and report in the electronic filing of the Company’s Registration Statement Form S-8 with the SEC.

Please provide us with an exact copy of the Registration Statement Form S-8 as electronically filed with the SEC on April 1, 2010.

Yours faithfully,

PricewaterhouseCoopers Accountants N.V.

/s/ H.F.M. Gertsen RA
dr. H.F.M. Gertsen RA
partner

PricewaterhouseCoopers is the trade name of among others the following companies: PricewaterhouseCoopers Accountants N.V. (Chamber of Commerce 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (Chamber of Commerce 34180284), PricewaterhouseCoopers Advisory N.V. (Chamber of Commerce 34180287) and PricewaterhouseCoopers B.V. (Chamber of Commerce 34180289). The services rendered by these companies are governed by General Terms & Conditions, which include provisions regarding our liability. These General Terms & Conditions are filed with the Amsterdam Chamber of Commerce and can also be viewed at www.pwc.com/nl.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V.’s Annual Report on Form 20-F for the year ended December 31, 2009.

Rotterdam, April 1, 2010

PricewaterhouseCoopers Accountants N.V.

/s/ H.F.M. Gertsen RA
dr. H.F.M. Gertsen RA
Partner